CONSULTING SERVICES AGREEMENT

     THIS CONSULTING SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 15th day of February, 1999 by and between JVWeb, Inc., a Delaware corporation ("JVWeb"), and Tanye Capital Corp. ("Tanye").
                                    RECITALS:

         WHEREAS, Tanye is in the business of providing consulting services regarding corporate development; and

         WHEREAS, JVWeb desires to engage Tanye to provide consulting services regarding corporate development to JVWeb upon the terms, provisions and conditions set forth hereinafter, and Tanye is willing to provide consulting services regarding corporate development to JVWeb upon the terms, provisions and conditions set forth hereinafter;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS:

         l.  Engagement.   Subject  to  the  terms,  provisions  and  conditions
hereinafter stated, JVWeb hereby engages Tanye to provide to JVWeb such consulting services regarding corporate development as JVWeb shall request (the "Services"), and Tanye hereby accepts such engagement. The objective of this Agreement is to develop international exposure to JVWeb and to provide assistance in the long term corporate development of JVWeb. In providing the Services, Tanye shall use reasonable and its best efforts, shall render the Services in a competent manner of the highest caliber, and cooperate with JVWeb and to take all suggestions of JVWeb under serious considerations.

         2. Remuneration. In consideration of the Services to be provided by Tanye to JVWeb hereunder, JVWeb agrees to compensate Tanye as follows:

                  (a) JVWeb shall issue to Tanye up to 60,000 shares of JVWeb's common stock ("Common Stock"), in 12 batches of 5,000 shares each, one issued on the date of this Agreement and one issued every month thereafter during the term of this Agreement. JVWeb hereby acknowledges that it intends to register, with the U.S. Securities and Exchange Commission (the "Commission") pursuant to a Registration Statement on Form SB-2, the shares of Common Stock to be issued pursuant to this Section 2(a).

                   (b) JVWeb shall issue to Tanye up to 200,000 shares of Common Stock in accordance with this Section 2(b). JVWeb shall issue to Tanye a batch of 50,000 shares whenever the closing price of the Common Stock (averaged over the past 20 trading days) equals or exceeds $2.00, another batch of 50,000 shares whenever such closing price so averaged equals or exceeds $3.50, another batch of 50,000 shares whenever such closing price so averaged equals or exceeds $5.00, and a final batch of 50,000 shares whenever such closing price so averaged equals or exceeds $6.00.

                  (c) JVWeb agrees to grant to Tanye, promptly after the date hereof, by means of documentation similar to documentation JVWeb has heretofore used, options ("Options") to purchase the following numbers of shares of Common Stock for the per share exercise prices indicated to the immediate right of the numbers of shares:

                           Numbers of                           Per Share
                           Shares                             Exercise Price

                           130,000                            $ .25
                           100,000                            $ .50
                           100,000                            $ .75
                           100,000                            $1.00

                           JVWeb hereby acknowledges that it intends to register, with the Commission pursuant to a Registration Statement on Form SB-2, the shares of Common Stock that may be acquired pursuant to the Options.

         In connection with and as an inducement to the issuance of Common Stock and Options by JVWeb to Tanye as provided herein, Tanye hereby represents and warrants to JVWeb as follows: it has performed consulting service on behalf of JVWeb and that as such it is familiar with the business and financial condition, properties, operations and prospects of JVWeb, it has been given full access to all material information concerning the condition, properties, operations and prospects of JVWeb, it has had an opportunity to ask such questions of, and to receive such information from, JVWeb as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of JVWeb, of which it is unaware; it has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of the Options and an acquisition of the shares of Common Stock pursuant to this Agreement or pursuant to the Options; it has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a) has adequate means of providing for contingencies,
(b) has no present or contemplated future need to dispose of all or any portion of the Options or the shares of the Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options, to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing for the indefinite future the economic risk of the ownership of the Options and the shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options, and (d) has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the Options and the shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options; it is and will be acquiring the Options and the shares of Common Stock pursuant to this Agreement or pursuant to the Options solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Options or the shares of Common Stock; it understands that the Options and the shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options have not been and are not likely to be registered under the Act or any state securities laws and therefore the Options and the shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options are and (until registered as provided herein in the case of certain shares of Common Stock) will be "restricted" under such laws and may not be resold without registration or an exemption therefrom, and the Options and all stock certificates representing shares of Common Stock issued or to be issued to Tanye pursuant hereto or pursuant to the Options will bear a legend to such effect; and it has not offered or sold and will not offer or sell any portion of the Options or any shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options and has no present intention of reselling or otherwise disposing of any portion of the Options or any shares of Common Stock acquired or to be acquired pursuant to this Agreement or pursuant to the Options either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

         3. Term. The initial term of this Agreement shall begin on the date hereof and shall continue for one year thereafter and this Agreement shall be renewed upon the written agreement of both JVWeb and Tanye for additional one year renewal terms, unless this Agreement is terminated earlier in accordance with the provisions of Section 4 below.

         4. Termination Upon Certain Events. Notwithstanding anything else contained herein, JVWeb may immediately terminate this Agreement and be relieved of any further liability hereunder (except for obligations provided for in Section 2 above concerning earned but unpaid remuneration) at any time after notice is given to Tanye after and regarding the following events:

                  (a) Tanye's failure to provide Services up to the standards set forth in Section 1 hereof;

                  (b)      Tanye's other breach of this Agreement;

                  (c) Tanye's dissolution, insolvency, filing of a voluntary bankruptcy petition, filing against it an involuntary bankruptcy petition, rendering of a material judgment against it, assignment for the benefit of creditors, or admission in writing of its inability to pay its debts as they become due; or

                  (d) Tanye's violation of any material law in connection with the provision of the Services.

         5. Law Governing. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         6. Notices. Any notices, requests, demands, or other communications herein required or permitted to be given shall be in writing and may be personally served, sent by United States mail, sent by an overnight courier who keeps proper records regarding its deliveries, faxed or e-mailed. Notice shall be deemed to have been given if personally served, when served, or if sent by overnight courier as aforesaid with charges being billed to the sender, when received by the party being notified, or if faxed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the fax was properly received, or if e-mailed, when the person giving the notice receives a confirmation statement with all relevant details indicating that the e-mail was properly received. For purposes of this Agreement, the physical addresses, fax numbers and e-mail addresses of the parties hereto shall be the physical addresses, fax numbers and e-mail addresses as set forth on the signature pages of this Agreement. Any party to be notified hereunder may change its physical address, fax number or e-mail address by notifying each other party hereto in writing as to the new physical address, fax number or e-mail address for sending notices.

         7. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         8. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         9. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

         10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and assigns, but neither this Agreement nor any rights hereunder may be assigned by any party hereto without the consent in writing of the other party.

         11. Remedies. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         12. Independent Contractor. Tanye and JVWeb are independent contracting parties, and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligations on behalf of or in the name of the other.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

                                          "JVWEB"

                                           JVWEB, INC.



                                            BY:   /s/ Greg J. Micek
                                            Greg J. Micek, President

                                            ADDRESS: 5444 Westheimer, Suite 2080
                                                     Houston, Texas 77056

                                            FAX NO:  713/840-9034
                                            E-MAIL ADDRESS: gmicek@jvweb.com

                                            "TANYE"

                                             TANYE CAPITAL CORPORATION



                                             BY: /s/ Keith J. McKenzie

                                             NAME:______________________________

                                             TITLE:_____________________________

                                             ADDRESS: _________________________

                                             -------------------------

                                             FAX NO: ________________________

                                             E-MAIL ADDRESS: ___________________